Exhibit 99.5

SUMMARY SELECTED PRO FORMA COMBINED FINANCIAL INFORMATION

Unaudited Pro Forma Condensed Combined Financial Information

The following unaudited pro forma condensed combined balance sheet at June 30, 2009 and unaudited pro forma condensed combined statements of income for the year ended December 31, 2008 and the six months ended June 30, 2009, give effect to the merger of Premier Financial Bancorp, Inc. (“Premier”) and Abigail Adams National Bancorp, Inc. (“Abigail Adams”).  The unaudited pro forma condensed combined financial statements are based on the audited consolidated financial statements of Premier and Abigail Adams for the year ended December 31, 2008 and the unaudited consolidated financial statements of Premier and Abigail Adams as of, and for the six months ended, June 30, 2009.

The unaudited pro forma condensed combined financial statements give effect to the merger using the purchase method of accounting under accounting principles generally accepted in the United States of America.  The acquired assets and liabilities Abigail Adams have been adjusted to “fair value” as of the balance sheet date.  Also included in the pro forma combined balance sheet are adjustments related to the issuance of Premier preferred stock under the U.S. Treasury’s CPP, necessary to complete the merger, and the usage of those funds to 1.) eliminate intercompany debt resulting from the merger; 2.) payoff debt at Abigail Adams to strengthen the combined entity’s regulatory capital ratios; and 3.) to recapitalize Adams National Bank to meet the minimum regulatory capital ratios required by the written agreement between Adams National Bank and the Office of the Comptroller of the Currency.  To the extent any of the balance sheet pro forma adjustments will have a direct determinable impact on future operations, the pro forma income statements include adjustments simulating the impact(s).  These adjustments are preliminary and are subject to change.  The final adjustments will be calculated at the date the merger became effective and may be materially different from those presented.

The unaudited pro forma information is provided for information purposes only.  The pro forma financial information presented is not necessarily indicative of the actual results that would have been achieved had the merger been consummated on the dates or at the beginning of the periods presented, and is not necessarily indicative of future results.  The unaudited pro forma financial information should be read in conjunction with the audited and unaudited consolidated financial statements and the notes thereto of Premier and the audited and unaudited financial statements of Abigail Adams.

The unaudited pro forma stockholders’ equity and net income derived from the above assumptions are qualified by the statements set forth under this caption and should not be considered indicative of the market value of Premier common stock or the actual or future results of operations of Premier for any periods.  Actual results may be materially different that the pro forma data presented.

Exhibit 99.5

Unaudited Pro Forma Condensed Combined Balance Sheet at of June 30, 2009
(Dollars in thousands)

	Premier	Adams	Pro Forma Market Value Adjustments		Pro Forma TARP CPP Proceeds Adjustments		Pro Forma Stock Issuance Adjustments		Pro Forma Combined Company
ASSETS
Cash and due from banks	$25,133	$11,711	$-		$-		$-		$36,844
Federal funds sold	12,979	3,900			7,470	n,q,r			24,349
Securities available-for-sale	180,911	59,399	9,098	a,m					249,408
Securities held-to-maturity	-	9,044	(9,044)	a					-
Loans	465,077	289,241	(19,466)	b,c	(4,250)	p			730,602
Allowance for loan losses	(8,450)	(13,543)	13,543	b					(8,450)
Net loans	456,627	275,698	(5,923)	c	(4,250)				722,152
FHLB and FRB stock	3,874	2,895							6,769
Premises and equipment, net	11,443	4,767	100	d					16,310
Other real estate owned	997	3,994							4,991
Goodwill	28,724	-		e					28,724
Other intangible assets	1,287	-	3,419	f					4,706
Other assets	7,293	10,533	1,546	g			(3,439)	u	15,933
Total assets	$729,268	$381,941	$(804)		$3,220		$(3,439)		$1,110,186

LIABILITIES
Deposits
Non-interest bearing deposits	$106,762	$57,701	$-		$-		$-		$164,463
Time deposits, $100,000 and over	78,058	59,993	324	h					138,375
Other interest bearing deposits	416,962	186,027	1,023	h					604,012
Total deposits	601,782	303,721	1,347						906,850
Federal funds purchased and securities sold under agreements to repurchase	12,144	7,501							19,645
Short-term FHLB advances	1,700	19,725			(6,000)	r			15,425
Other FHLB advances	4,519	10,000	597	j					15,116
Other borrowed funds	14,599	16,432	122	j	(13,032)	p,q			18,121
Other liabilities	4,415	1,575							5,990
Total liabilities	639,159	358,954	2,066		(19,032)				981,147

STOCKHOLDERS’ EQUITY
Preferred stock	-	-			21,705	n			21,705
Common stock warrants	-	-			547	n			547
Common stock	2,264	35					1,510	s	3,809
Additional paid-in capital	58,292	24,877	(4,795)	e,k			(11,337)	e,s	67,037
Retained earnings (deficit)	28,524	(437)	437	k			6,388	t,u	34,912
Accumulated other comprehensive income (loss)	1,029	(1,488)	1,488	m					1,029
Total stockholders’ equity	90,109	22,987	(2,870)		22,252		(3,439)		129,039
Total liabilities and stockholders’ equity	$729,268	$381,941	$(804)		$3,220		$(3,439)		$1,110,186

Exhibit 99.5

Unaudited Pro Forma Condensed Combined Statement of Income for the Six Months Ended
June 30, 2009
(In thousands, except per share data)

	Premier	Adams	Pro Forma Adjustments		Pro Forma Combined Company
Interest Income
Loans, including fees	$14,878	$8,186	$(106)	aa	$22,958
Investment securities	3,341	1,559			4,900
Federal funds sold and other	37	13	4	bb	54
Total interest income	18,256	9,758	(102)		27,912

Interest Expense
Deposits	4,589	2,612	(669)	cc	6,532
Repurchase agreements and other	62	27			89
FHLB advances and other borrowings	385	639	(389)	aa,dd,ee,ff	635
Total interest expense	5,036	3,278	(1,058)		7,256

Net interest income	13,220	6,480	956		20,656
Provision for loan losses	212	1,130			1,342
Net interest income after provision for loan losses	13,008	5,350	956		19,314

Non-interest Income
Service charges on deposit accounts	1,553	444			1,997
Electronic banking income	492	265			757
Secondary market mortgage income	212	-			212
Other-than-temporary impairment of AFS securities	-	(31)			(31)
Other	239	103			342
	2,496	781	-		3,277

Non-interest Expenses
Salaries and employee benefits	5,450	3,393			8,843
Occupancy and equipment	1,363	1,144			2,507
Outside data processing	1,534	414			1,948
Professional fees	582	747			1,329
Writedowns, expenses, sales of OREO, net	131	589			720
FDIC insurance	606	446			1,052
Amortization of intangibles	144	-	214	gg	358
Other expenses	1,839	1,136			2,582
	11,649	7,869	214		19,732

Income (loss) before income taxes	3,855	(1,738)	742		2,859
Income tax expense (benefit)	1,271	(733)	260	hh	798
Net income (loss)	2,584	(1,005)	482		2,061
Dividends on preferred stock and accretion	-	-	576	jj	576
Net income available to common shareholders	$2,584	$(1,005)	$(94)		1,485

Net Income Per Common Share
Basic	$0.40	$(0.29)			$0.19
Diluted	0.40	(0.29)			0.19
Weighted Average Shares Outstanding
Basic	6,393	3,464	(1,919)		7,938
Diluted	6,393	3,464	(1,919)		7,938

Exhibit 99.5

Unaudited Pro Forma Condensed Combined Statement of Income for the Year Ended December 31, 2008
(In thousands, except per share data)

	Premier	Adams	Pro Forma Adjustments		Pro Forma Combined Company
Interest Income
Loans, including fees	$29,692	$21,238	$-		$50,930
Investment securities	7,359	3,705			11,064
Federal funds sold and other	793	359	172	bb	1,324
Total interest income	37,844	25,302	172		63,318

Interest Expense
Deposits	10,676	8,638	(1,326)	cc	17,988
Repurchase agreements and other	251	176			427
FHLB advances and other borrowings	882	987	(673)	dd,ee,ff	1,196
Total interest expense	11,809	9,801	(1,999)		19,611

Net interest income	26,035	15,501	2,171		43,707
Provision for loan losses	147	11,822			11,969
Net interest income after provision for loan losses	25,888	3,679	2,171		31,738

Non-interest Income
Service charges on deposit accounts	3,249	862			4,111
Electronic banking income	824	$548			1,372
Secondary market mortgage income	458	39			497
Securities gains	93	-			93
Other-than-temporary impairment of AFS securities	-	(655)			(655)
Other	667	172			839
	5,291	966	-		6,257

Non-interest Expenses
Salaries and employee benefits	10,229	6,801			17,030
Occupancy and equipment	2,546	2,366			4,912
Outside data processing	2,587	1,017			3,604
Professional fees	840	1,138			1,978
Amortization of intangibles	204	-	459	gg	663
Other expenses	3,488	3,227			6,715
	19,894	14,549	459		34,902

Income (loss) before income taxes	11,285	(9,904)	1,713		3,094
Income tax expense (benefit)	3,749	(4,125)	599	hh	223
Net income (loss)	7,536	(5,779)	1,113		2,870
Dividends on preferred stock and accretion	-	-	1,140	jj	1,140
Net income available to common shareholders	$7,536	$(5,779)	$(27)		1,730

Net Income Per Common Share
Basic	$1.25	$(1.67)			$0.23
Diluted	1.25	(1.67)			0.23
Weighted Average Shares Outstanding
Basic	6,011	3,463	(1,918)		7,556
Diluted	6,019	3,463	(1,918)		7,564

Exhibit 99.5

Notes to Unaudited Pro Forma Condensed Combined Balance Sheets and Statements of Income

The unaudited pro forma condensed combined balance sheet of Premier and Abigail Adams at June 30, 2009 has been prepared as if the merger had been consummated on that date.  The unaudited pro forma condensed combined statements of income for the six months ended June 30, 2009 and the year ended December 31, 2008 were prepared as if the merger had been consummated at the beginning of the period presented.  The unaudited pro forma condensed combined financial statements are based on the historical financial statements of Premier and Abigail Adams and give effect to the merger under the purchase method of accounting and the assumptions and adjustments in the notes that follow.  Fair value adjustments are estimates that are subject to change based upon circumstances at the closing date of the acquisition.  Certain reclassifications have been made to Abigail Adams’ financial information in order to conform to the presentation of Premier’s financial information.

a.	Reclassify Securities Held-to-Maturity as Securities Available-for-Sale and adjust securities to market value.

b.	Allocate Abigail Adams’ $13,543 allowance for loan losses to the loan portfolio to record loans acquired at fair value.

c.
Additional $5,923 discount on loan portfolio to record loans at their estimated fair value.  The fair value of the loan portfolio as of the closing date of the acquisition will be reassessed and is subject to change.

d.	Adjust premises to fair value.

e.	Negative goodwill resulting from other purchase accounting adjustments reclassified to reduce additional paid-in-capital.

f.	Record estimated core deposit intangible asset. For purposes of this analysis, the core deposit intangible is being amortized on a straight-line basis over a period of 8 years.

g.	Record net deferred income tax asset, established at a rate of 35% of the other purchase accounting adjustments.

h.
Record fixed rate certificates of deposit at fair value using market interest rates.  The fair value of fixed rate certificates of deposits as of the closing date of the acquisition will be reassessed and is subject to change.

j.
Adjust long-term FHLB advances and other borrowed funds to fair value using market interest rates.  The fair value of long-term FHLB advances and other borrowed funds as of the closing date of the acquisition will be reassessed and is subject to change.

k.	Reclassify Abigail Adams’ retained deficit to additional paid-in capital.

m.	Adjust securities available-for-sale to fair value.

n.
In connection with the purchase of Abigail Adams, Premier issued approximately $22.3 million of Premier cumulative preferred stock to the U.S. Treasury as part of the TARP CPP.  This issuance includes warrants for $3.3 million of Premier common stock which have an estimated fair value of $547 using the Black-Scholes model to determine fair value.  Any unused funds will be held by Premier in deposit account(s) at its subsidiary banks which, for this analysis, will hold the funds in Federal funds sold.

p.	Utilize $4,250 of the TARP CPP funds to payoff Abigail Adams parent company borrowing from the Bankers’ Bank of Kentucky which was participated to Premier subsidiary banks.

Exhibit 99.5

Notes to Unaudited Pro Forma Condensed Combined Balance Sheets and Statements of Income (continued)

q.
Utilize $8,782 of the TARP CPP funds to pay off Abigail Adams parent company borrowings from First Guaranty Bank, Hammond, Louisiana to reduce the combined company’s borrowings from First Guaranty Bank.  Prior to the merger with Abigail Adams, Premier had $10,422 in borrowings from First Guaranty Bank.

r.
Utilize $6,000 of the TARP CPP funds to recapitalize Adams National Bank to meet prescribed capital ratios required by the written agreement between Adams National Bank and the Office of the Comptroller of the Currency.  These proceeds are assumed to be used by the bank to reduce short-term FHLB borrowings.

s.
Adjust consolidated equity to reflect the purchase of Abigail Adams.  Premier will issue approximately 0.4461 shares of its common stock for each of the 3,464 shares of Abigail Adams common stock, or a total of approximately 1,545 shares.  Assuming a closing price of $6.66 for Premier common stock at the date of acquisition, the value assigned to the acquisition of Abigail Adams totals approximately $10,290.

t.	Under FAS 141r, bargain purchase of Abigail Adams would result in a gain on the acquisition as follows:

Estimated value of stock issued to Abigail Adams’ shareholders	$10,290
Net assets of Abigail Adams at June 30, 2009	(22,987)
Adjustments for fair value:
Securities	(54)
Loans	5,923
Fixed assets	(100)
Core deposit intangibles	(3,419)
Fixed rate certificates of deposit	1,347
Long-term borrowings	719
Deferred taxes	(1,546)
Negative goodwill recognized as gain on acquisition	$(9,827)

The fair value adjustments to the balance sheet of Abigail Adams and its subsidiaries are estimates and as of the closing date of the acquisition will be reassessed.  As such, the projected gain on the acquisition detailed above is subject to change.

u.	Deferred tax on gain on acquisition at 35%.

aa.
As a result of the use of $4,250 of the TARP CPP funds to pay off Abigail Adams parent company borrowing from the Bankers’ Bank of Kentucky which was participated to Premier subsidiary banks (see note p above), pro forma loan income at the Premier subsidiary banks was reduced by approximately $106 and interest expense on borrowings at Abigail Adams was reduced by $106 during the first six months of 2009.

Since this borrowing was originated on December 31, 2008 and therefore was not outstanding during the calendar year 2008, no loan income or borrowing expense adjustment was made to the pro forma income statement for the year ended December 31, 2008.  The $4,250 of TARP CPP funds are assumed to be included in the balance of Federal funds sold for the year.

Exhibit 99.5

Notes to Unaudited Pro Forma Condensed Combined Balance Sheets and Statements of Income (continued)

bb.
Remaining funds from the $22,252 of TARP CPP funds are assumed to be held by Premier in deposit account(s) at its subsidiary banks which, for this analysis, will hold the funds in Federal funds sold (see note n above).  For the six months ended June 30, 2009, a pro forma adjustment is made for the interest income that would have been earned on the average balance of those Federal funds sold using an average yield of 0.10%

For the year ended December 31, 2008, the pro forma adjustment for income that would have been earned on the average balance of those Federal funds sold is based on the following usage of funds prorated for the number of days outstanding during 2008.

Total TARP CPP funds available	$22,252
Less funds used to:
Pay off $5,000 loan from First Guaranty Bank	(5,000)
Pay off $3,862 line from First Guaranty Bank (pro rated for 214 days)	(2,153)
Capital injection into Adams National Bank	(6,000)
Investable proceeds	8,747
Average yield on Federal funds sold	1.89%
Interest income adjustment on pro forma	$172

cc.
Amortization of fair value adjustment on fixed rate certificates of deposit (see note h above).  Amortization is based upon the maturity pattern of the acquired certificates of deposit which is irregular.  The following table estimates the projected amortization by period.

	Certificates of Deposit
	$100,000 and over	Under $100,000	Total
0 to 6 months	$197	$472	$669
7 to 12 months	60	177	237
13 to 24 months	33	179	212
25 to 36 months	33	179	212
37 to 48 months	1	8	9
Over 48 months	-	8	8
Total	$324	$1,023	$1,347

dd.
As a result of the use of $8,762 of the TARP CPP funds to pay off Abigail Adams parent company borrowings from First Guaranty Bank (see note q above), pro forma interest expense on borrowings at Abigail Adams was reduced by $156 for the first six months of 2009.

Not all of these borrowings were outstanding for the full year ended on December 31, 2008.  The pro forma interest expense on borrowings at Abigail Adams was reduced by $340 for the year ended December 31, 2008 based upon each borrowings average outstanding balance during the year.

ee.
As a result of the use of $6,000 of the TARP CPP funds to recapitalize Adams National Bank to meet certain minimum capital ratios (see note r above), it is assumed that the bank would use these funds to reduce short-term FHLB borrowings.  Pro forma interest expense on FHLB advances is reduced by $15 during the first six months of 2009 based upon an average short-term borrowing rate of 0.51% during that time.

Pro forma interest expense on FHLB advances is reduced by $120 during the year ended December 31, 2008 based upon an average short-term borrowing rate of 1.97% during the year.

Exhibit 99.5

Notes to Unaudited Pro Forma Condensed Combined Balance Sheets and Statements of Income (continued)

ff.
Amortization of fair value adjustment on fixed rate long-term FHLB borrowings (see note j above).  Amortization is estimated using the straight-line method over the remaining 32 month period to maturity.

gg.	Amortization of core deposit intangible asset (see note f above). For purposes of this analysis, the core deposit intangible is being amortized on a straight-line basis over a period of 8 years.

hh.	Income tax expense at the assumed rate of 35%.

jj.
In connection with the purchase of Abigail Adams, Premier issued approximately $22.3 million of Premier cumulative preferred stock to the U.S. Treasury as part of the TARP CPP and $3.3 million of Premier common stock warrants.  The cumulative preferred dividend rate is 5% on an annual basis for the first five years and then increases to 9% thereafter.  The pro forma income statements include the effect of the preferred stock dividend and related accretion of the common stock warrant fair value for the six and twelve month periods, respectively.